Exhibit 10.36.1

DYNEX CAPITAL, INC.
2018 STOCK AND INCENTIVE PLAN

FORM OF
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

THIS AGREEMENT, dated this <<grant date>> is entered into by and between DYNEX CAPITAL, INC. (the “Company”), and <<name>> (“Participant”). Capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Dynex Capital, Inc. 2018 Stock and Incentive Plan (the “Plan”), unless this Agreement provides, or the context requires, otherwise.

WHEREAS, pursuant to the Plan, the Committee wishes to promote the identification of Participant’s personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices, by the award of restricted shares of the Company’s Common stock, par value $0.01 per share (“Common Stock”) to Participant; and

WHEREAS, Participant desires to accept said award in accordance with the terms and provisions of the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Participant agree as follows:

1.     Award of Restricted Stock.

Subject to the terms and conditions of the Plan and to the terms and conditions set forth herein, the Company hereby awards to Participant effective as of the date of this Agreement (“Date of Award”), <<number of shares>> shares of Common Stock (“Restricted Stock”).

2.    Vesting of Restricted Stock.

(a)    Except as otherwise provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

(b)    Subject to subsections (c), (d), (e) and (f) of this Section 2, the Restricted Stock shall become fully transferable and nonforfeitable (“Vested”) on <<insert vesting schedule>>, provided Participant’s service as a member of the Board of Directors of the Company or a Subsidiary continues through such date.

(c)    The Restricted Stock, to the extent not already fully Vested, shall immediately be fully Vested upon a Change of Control of the Company as that term is defined in the Plan if such

Change of Control occurs while Participant is a member of the Board of Directors of the Company or a Subsidiary.

(d)    The Restricted Stock, to the extent not already fully Vested, shall immediately be fully Vested upon Participant’s termination of his or her membership on the Board of Directors of the Company and its Subsidiaries because of his or her disability, as determined by the Company in its sole discretion, or upon the death of Participant, in each case only if such disability or death occurs while Participant is a member of the Board of Directors of the Company or a Subsidiary. In the event of Participant’s death, Participant’s designated beneficiary or, if none, the executor or administrator of Participant’s estate shall have the right to direct delivery of the Restricted Stock in accordance with Section 3 below.

(e)    The Restricted Stock, to the extent not already fully Vested, shall immediately be fully Vested upon the “retirement” of Participant from the Board of Directors of the Company and its Subsidiaries as may be provided in the Company’s Corporate Governance Guidelines adopted by the Board of Directors initially on June 2, 2004 and as may be updated or restated from time-to-time.

(f)    To the extent the Restricted Stock is not already fully Vested pursuant to subsections (b), (c), (d) or (e) of this Section 2 on or prior to such date, the Restricted Stock shall be fully forfeited and Participant shall have no further rights hereunder on the date Participant ceases to be a member of the Board of Directors of the Company and its Subsidiaries. Notwithstanding the immediately preceding sentence, the Committee may, in its sole discretion, waive the forfeiture of any or all of the unvested Restricted Stock and provide for such vesting as it deems appropriate, provided the Committee takes such action prior to the date Participant ceases to be a member of the Board of Directors of the Company and its Subsidiaries.

3.     Custody of Certificates.

If the Restricted Stock is issued in certificated form, custody of the certificate(s) evidencing the Restricted Stock shall be retained by the Company so long as the Restricted Stock is not Vested. The Company reserves the right to place a legend on each certificate noting the restrictions on the transferability of the shares evidenced by the certificate. Upon vesting, Participant will have the right, but not the obligation, to direct the Company to deliver the Vested shares in certificated form to Participant, or in book-entry form to a registered broker-dealer of his or her choice. Notices directing such delivery should be delivered to Dynex Capital, Inc., at its Corporate headquarters, Attention: Chief Financial Officer.

4.    Shareholders Rights.

Beginning on the Date of Award, Participant will have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to receive currently all dividends and other distributions paid on the Restricted Stock and to exercise full voting rights with respect to the Restricted Stock; provided, however, that until the Restricted Stock becomes Vested (i) Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Restricted Stock, (ii) the Company shall retain custody of any certificates evidencing the shares of Restricted Stock as provided in Section 3, (iii) if any dividends or distributions paid on the Restricted Stock are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid, and (iv) the stock power set forth in Section 5 shall apply.

5.    Stock Power.

By execution of this Agreement, Participant hereby appoints the Secretary of the Company, with full power of substitution, as Participant’s attorney in fact with power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including without limitation stock powers, which may be necessary to cancel any shares of Restricted Stock that do not become Vested.

6.    Certain Tax Matters.

Participant shall provide the Company with a copy of any election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and similar provision of state law (collectively, an “83(b) Election”). If Participant decides to make an 83(b) Election, he or she must do so within a limited period of time. (For federal tax purposes, currently, an 83(b) Election must be filed within 30 days of the Date of Award of the Restricted Stock.) Participant should contact his or her tax advisor to determine if an 83(b) Election is appropriate.

Participant acknowledges by signing this Agreement that he or she is solely responsible for determining whether or not to make an 83(b) Election and for the payment of any taxes which may be due to any federal, state or local income tax authority, or employment tax authority, and the Company is under no obligation to ensure any such taxes are paid by Participant.

7.    Nontransferability.

Unless Vested, the Restricted Stock shall be nontransferable except by will or the laws of descent and distribution; provided, however, that the Committee may permit, in its sole discretion, transfers of shares of Restricted Stock that are not Vested pursuant to a domestic relations order.

8.    No Rights to Continued Service.

Nothing in this Agreement or in the Plan shall confer any right to continued affiliation with the Company or its Subsidiaries (including service on the Board of Directors of the Company or any Subsidiary) nor shall it interfere with any right of the Company or any Subsidiary to terminate Participant’s service or other affiliation with the Company at any time.

9.    Resolution of Disputes.

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Board of Directors (without participation by Participant) in its absolute discretion, and any determination by the Board of Directors pursuant to this Agreement and any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby.

10.    Amendments.

The Committee shall have the right, in its absolute discretion but subject to the terms and provisions and within the limitations of the Plan, to amend or modify this Agreement in any manner, and any amendment or modification of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without prior written notice to Participant. Written notice of any amendment or modification of this Agreement by the Committee will be provided to Participant as promptly as practical after the adoption thereof. Notwithstanding the foregoing provisions of this Section 10, but subject to the provisions of Articles XIII and XIV of the Plan, no amendment or modification of this Agreement shall be made that would adversely affect the rights or obligations of Participant without Participant’s consent.

11.    Construction.

This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

12.    Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

13.    Plan and Prospectus.

A copy of the Plan, as well as a prospectus for the Plan, has been provided to Participant, and Participant acknowledges receipt thereof.

14.    Electronic Delivery and Signatures.

Participant hereby consents and agrees to electronic delivery of share(s) of Stock, Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of this Agreement, other Plan documents or other related documents, Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, via manual or electronic signature, by its duly authorized officer, and Participant has executed this Agreement, via manual or electronic signature, all on the day and year first above written.

DYNEX CAPITAL, INC.

By:

PARTICIPANT